Exhibit 99
PRESS RELEASE
For Immediate Release
MGM RESORTS INTERNATIONAL ENTERS INTO AGREEMENTS GOVERNING
PROPOSED INITIAL PUBLIC OFFERING OF MACAU JOINT VENTURE AND
RELATED CONVERTIBLE BOND TRANSACTION
Las Vegas, Nevada, April 13, 2011 — MGM Resorts International (NYSE: MGM) today announced that it has entered into agreements with Ms. Pansy Ho pursuant to which the proposed initial public offering of the shares of MGM China Holdings Limited on the Hong Kong Stock Exchange (the “IPO”) and related transactions will be structured so that MGM Resorts will obtain 51% ownership, and management control, of MGM China upon consummation of the offering. As a part of an overall restructuring of their relationship, Ms. Ho has agreed to invest in MGM Resorts by purchasing $300 million aggregate principal amount of convertible senior notes issued by MGM Resorts on terms similar to MGM Resorts’ existing 4.25% convertible senior notes due 2015. These agreements remain subject to certain conditions, including required approvals of the Hong Kong Stock Exchange, and there can be no assurance that the proposed transactions will be consummated.
MGM Resorts and Ms. Ho have formed MGM China as a listing vehicle for the proposed IPO. MGM China will become the owner of MGM Grand Paradise, S.A., the Macau company that owns the MGM Macau resort and casino and the related gaming sub-concession. Upon consummation of the IPO, MGM China will be owned (through intermediary companies) 51% by MGM Resorts, 29% by Ms. Ho, and 20% by public shareholders. An entity controlled by Ms. Ho will grant an over-allotment option to the underwriters equal to up to 3% of the shares of MGM China, the exercise of which will reduce her holdings. In the transactions, MGM Resorts will acquire a 1% interest at the same price per share as the shares sold to public shareholders in the IPO. The net proceeds of the offering and of MGM Resorts’ 1% purchase will be remitted to an entity controlled by Ms. Ho. Through an intermediary entity, she will use a portion of these proceeds to invest in the convertible senior notes. MGM Resorts will receive the net proceeds from the proposed convertible senior notes, but will not receive any proceeds from the IPO. The timing or terms of any such listing have not yet been determined, and there is no assurance as to whether MGM China will ultimately proceed with the IPO, or whether the application will be approved by the Hong Kong Stock Exchange.
The MGM China ordinary shares proposed to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
The convertible senior notes proposed to be offered, and any shares of MGM Resorts’ common stock issuable upon conversion of the notes, will not be registered under the Securities Act, or any state securities law and may not be offered or sold in the United States absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The sale of the notes will be exempt from registration under the Securities Act.
This press release does not constitute an offer to sell or a solicitation of an offer to buy the MGM China ordinary shares or the notes, nor shall there be any offer, solicitation or sale of any such ordinary shares or notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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Statements in this release that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and other related laws that involve risks and/or uncertainties, including risks and/or uncertainties as described in MGM Resorts’ public filings with the Securities and Exchange Commission. We have based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding MGM Resorts’ expectations regarding the IPO and related transactions, the use of proceeds from the IPO and the offering of the MGM Resorts convertible senior notes. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions in Hong Kong and other global markets for equity securities generally and for equity securities of gaming, hospitality and entertainment companies and of MGM China in particular. In providing forward-looking statements, MGM Resorts is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law.
Contacts:

Investment Community	News Media
DANIEL J. D’ARRIGO	ALAN M. FELDMAN
Executive Vice President,	Senior Vice President of Public Affairs
Chief Financial Officer and Treasurer	(702) 650-6942 or afeldman@mgmresorts.com
(702) 693-8895
SOURCE: MGM RESORTS INTERNATIONAL